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                                                                    Exhibit 3.71

                       KTI SPECIALTY WASTE SERVICES, INC.

                                     BY-LAWS

                                    ARTICLE 1

                     NAME, OFFICE, SEAL AND SECTION HEADINGS

     Section 1. NAME. The name of this corporation is KTI Specialty Waste Services, Inc.

     Section 2. OFFICE. The registered office of this corporation shall be the office of the Clerk which shall be fixed by written notice duly filed with the appropriate office of the State of Maine. The location of the principal office and place of business of this corporation shall be at such place as the Board of Directors shall designate from time to time. The corporation may have such other offices and places of business both within and without the State of Maine as the Board of Directors may from time to time fix, or as the business of the corporation may from time to time require. The residence of this Corporation in the State of Maine shall be deemed for all purposes to be in the county in which its registered office in the State of Maine is maintained.

     Section 3. SEAL. The seal of this corporation shall be circular in form with the name of the corporation, the word "Maine", and the year of its incorporation so engraved on its face, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document or instrument, in which case such wafer seal affixed to such documents or instrument shall be the corporate seal of this corporation thereon for all purposes by law.

     Section 4. SECTION HEADINGS. The headings of Articles and Sections in these By-Laws are for convenience only, and shall not be taken into account in construing these By-Laws.

                                   ARTICLE II

                         ANNUAL MEETINGS OF SHAREHOLDERS

     Section 1. PLACE. All meetings of shareholders for the election of Directors shall be held at the registered office of the corporation unless the Board of Directors shall fix some other place within or without the State of Maine for such meetings.

     Section 2. DATE. The Annual meeting of shareholders shall be held on the third Monday of May in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., at which the shareholders shall elect a Board of Directors, and transact such other business as may be brought before the meeting. If for any reason such annual meeting is not held on the date specified herein, the shareholders, in lieu thereof, may elect a Board of Directors and transact such other business as may be brought before the meeting at a special meeting called as provided by Article III or by unanimous written consent as

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provided by Section 3 of ARTICLE IV, and by unanimous written consent shall be valid as if transacted or held at the annual meeting.

Section 3. NOTICE. Unless waived in the manner prescribed by law, written notice of the annual meeting stating the place, day and hour thereof, but not the purposes thereof, shall be delivered in the manner prescribed by law for annual meetings of shareholders.

                                    ARTICLE III

                            SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. PLACE AND DATE. Special meetings of shareholders for any purpose or purposes may be held at such time and place, within or without the State of Maine, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. CALL. Special meetings of the shareholders, for any purposes or purposes may be called by the Chairman of the Board, the President, the Clerk, the Secretary, the Executive Vice President, any Senior Vice President, a majority of the Board of Directors or shareholders holding not less than 10% of the shares entitled to vote at such meetings.

     Section 3. NOTICE. Unless waived in the manner prescribed by law, written notice of a special meeting stating the place, day and hour thereof and the purpose or purposes for which the meeting is called, shall be delivered not less than 3 days nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the officers or persons calling the meeting.

                                      ARTICLE IV

                               QUORUM AND VOTING OF SHARES

     Section 1. QUORUM. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice (except as otherwise provided by law) other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meetings at which a quorum shall be present or represented any business may be transacted which might have been transacted at he meeting as originally notified. The shareholders present at a duly called or held meeting at which a quorum was once present may continue to do business at the meeting or at any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than quorum.

     Section 2. VOTING RIGHTS. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in the manner prescribed by law.

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     Section 3.    ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted by law to be taken at a meeting of shareholders may be taken without a meeting if written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the Clerk of the corporation as part of the corporate records. Such written consents may contain statements in the form of, and in any case shall have the same effect as, unanimous vote or votes of the shareholders and may be stated as such in any certificate or document required or permitted to be filed with the Secretary of State of Maine, and in any certificate or document prepared or certified by any officers of the corporation for any purpose.

                                    ARTICLE V

                                    DIRECTORS

     Section 1. NUMBER, QUALIFICATIONS AND TERMS. The number of Directors shall be set by the shareholders annually, at their annual meeting for the ensuing year and shall be not less than three unless all the shares of the corporation are owned beneficially and of record by fewer than three shareholders in which case the number of Directors may be less than three but not less than the number of shareholders. Directors need not be residents of the State of Maine nor shareholders of the corporation. The directors shall be elected at the annual meeting of the shareholders, and each Director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified or until his earlier resignation, removal from office, death, or incapacity. The Directors, at their option, may elect a Director to serve at their will as Chairman of the Board of Directors and to preside at meetings of the Directors in lieu of the President.

     Section 2. VACANCIES, RESIGNATION AND REMOVAL. Any vacancy in the Board of Directors, including newly created directorships created by increase in the number of Directors, shall be filled by an election at an annual or special meeting of the shareholders of the corporation to be held not more than thirty days after the vacancy occurs. Any Directors elected to fill a vacancy shall be elected for the unexpired term of his predecessor. Any Director may resign his office by delivering a written resignation to the President or Clerk. Directors may be removed from office without cause in the manner prescribed by law.

     Section 3. POWERS. The Board of Directors shall manage and control the business, property and affairs of the corporation. In the management and control of the business, property and affairs of the corporation, the Board of Directors is hereby vested with all of the powers and authority of the corporation itself, so far as not inconsistent with law, the Articles of Incorporation or these By-Laws.

     Section 4. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the corporation as Directors, officers or otherwise.

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                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

     Section 1. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

     Section 2. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and place as shall from time to time be fixed by the Board. Unless otherwise specified by the Board, no notice of such regular meetings shall be necessary.

     Section 3. SPECIAL MEETINGS. The Chairman of the Board, the President, the Clerk, the Secretary or any other person or persons authorized by law to call such meetings may call special meetings of the Board of Directors.

     Unless notice is waived in the manner prescribed by law, notice of special meetings of the Board of Directors shall be given by mail, hand delivery, cable, facsimile or telegram. Notice mailed to a Director's usual or last known place of business or resident at least three (3) days before the day of the meetings shall be sufficient notice thereof. Notice delivered in hand, cabled, facsimile or telegraphed to a Director's usual or last known place of business or resident at least twenty-four (24) hours before the time of the meeting shall be sufficient notice thereof. The sending of notice by a person or persons authorized to call a special meeting of the Board of Directors shall constitute the call thereof. The time and place of a special meeting of the Board of Directors, but not the purposes thereof, shall be specified in the notice thereof.

     Section 4. ATTENDANCE AS WAIVER OF NOTICE. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose, stated at the meeting, of objecting to the transaction of any business because the meeting is not lawfully called, noticed or convened.

     Section 5. QUORUM AND VOTE REQUIRED. A majority of the Directors then in office shall constitute a quorum for the transaction of business unless a greater number is required by law or these By-Laws. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or these By-Laws.

     Section 6. MEETINGS BY CONFERENCE TELEPHONE. Any one or more directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time and participation by such means shall constitute presence in person at such meeting.

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     Section 7.    ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the Directors, or of a committee of the Directors, may be taken without a meeting if all of the Directors, or all of the members of the committee, as the case may be, sign written consents setting forth the action taken or to be taken, at any time before or after the intended effective date of such action. Such consents shall be field with the minutes of Directors' meetings or committee meetings, as the case may be, and shall have, and may be stated by any officer of the corporation to have, the same effect as a unanimous vote or resolution of the Board of Directors. Any such action taken by unanimous written consents may, but need not be, set forth in such consents in the form of resolutions or votes.

                                   ARTICLE VII

                               EXECUTIVE COMMITTEE

     Section 1. EXECUTIVE COMMITTEE. The Board of Directors by a resolution adopted by a majority of the full Board of Directors may designate from among its members an Executive Committee consisting of two or more Directors, and may delegate to such execute committee all the authority of the Board of Directors in the management of the corporation's business and affairs, except as limited by law or the resolution establishing the Executive Committee or any other resolutions thereafter adopted by the Board of Directors. Vacancies in the membership of the Executive Committee shall be filled by resolution adopted by a majority of the full Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors. Members of the Executive Committee may be removed from office, with or without cause, by resolution adopted by a majority of the full Board of Directors.

                                  ARTICLE VIII

                                    OFFICERS

     Section 1. NUMBER. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, the President, a Clerk, who shall be a resident of Maine, a Secretary and a Treasurer. The Board of Directors may also elect one or more Executive Vice-Presidents, Senior Vice-Presidents, Vice-Presidents and one or more Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers who shall hold their offices for such terms as shall be determined from time to time by the Board of Directors

     Section 2. ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. COMPENSATION OF OFFICERS. The Board of Directors shall fix the salaries of all officers of the corporation.

     Section 4. VACANCIES, TERM AND REMOVAL. The officers of the corporation shall hold office until their successors are chosen and qualify. The Board of Directors may remove any officer elected or appointed by the Board of Directors without cause at any time. The Board of Directors may fill any vacancy occurring in any office of the corporation.

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     Section 5.    CHAIRMAN OF THE BOARD The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors.

     Section 6. PRESIDENT. The President shall be the chief executive officer of the corporation, shall preside, in the absence of the Chairman of the Board, at all meetings of the shareholders and the Board of Directors and shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 7. EXECUTIVE VICE-PRESIDENTS, SENIOR VICE-PRESIDENTS, VICE-PRESIDENT. The Executive Vice-Presidents, Senior Vice-Presidents and Vice-Presidents, if any, or if there shall be more than one, the Executive Vice-Presidents, Senior Vice-Presidents and Vice-Presidents in the order determined by the Board of Directors, shall, in the absence of or in the case of the disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may form time to time prescribe.

     Section 8. SECRETARY. Upon request of the Board of Directors, the Secretary or the Clerk shall attend meetings of the Board of Directors and record all the proceedings of the Board of Directors in a book kept for that purpose, and shall give notice of special meetings of the Board of Directors, and shall perform like duties for the Executive Committee. The Secretary shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary or by the Clerk. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the same. The Secretary shall have such other powers and duties as are prescribed by law or by the Board of Directors.

     Section 9. CLERK. The Clerk shall keep, in a book kept for such purpose, the records of all shareholder's' meetings, including records of all votes and minutes of such meetings, and shall perform such duties and have such powers as are prescribed by law.

     Section 10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

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     Section 12. ASSISTANT TREASURERS. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence of or in case of the disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE IX

                      VOTING SHARES OF OTHER CORPORATIONS

     Section 1. VOTING SHARES OF OTHER CORPORATIONS. The Chairman of the Board, if any, the President, any Executive Vice-President, Senior Vice-President, Vice President, Secretary or Treasurer of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this corporation, and the Chairman of the Board, the President, any Executive Vice-President, any Senior Vice-President, any Vice-President, the Secretary or the Clerk is authorized to execute in the name and on behalf of this corporation proxies appointing any one or more of the officers first above named, in the order above named, as the proxyholders of this corporation.

                                    ARTICLE X

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER


     Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and the Secretary or Assistant Secretary and sealed with the corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with he number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in cause of a lost, destroyed or mutilated certificate a new one may be issued therefor in accordance with Section 2 of the ARTICLE X.

     Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate for shares of this corporation to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities a it deems adequate, to protect the corporation and its officers and agents form any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed. The powers and duties of the Board prescribed in this ARTICLE X may be delegated in whole or in part to any registrar or transfer agent."

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                                   ARTICLE XI

                                   FISCAL YEAR

     Section 1. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XII

                             EXECUTION OF DOCUMENTS

     Section 1. EXECUTION OF DOCUMENTS. Unless the Board of Directors, the Executive Committee or the shareholders shall otherwise generally or in any specific instance provide: (a) any bill, note, check or negotiable instrument may be executed or endorsed in the name and on behalf of the corporation by the President or the Treasurer, acting singly, and (b) any other instrument, documents, deeds, bills of sale or other writings of whatever nature shall be executed in the name and on behalf of the corporation by the President or the Treasurer, acting singly, and either officers may sell, acknowledge and deliver the same.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     Section 1. GENERAL INDEMNIFICATION. The corporation shall, to the full extent of its power to do so provided by law, including without limitation
Section 719 of Title 13-A of the Maine Revised Statutes of 1964, as amended, and laws supplemental thereto or amendatory thereof, indemnify any person who was or is a Director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him.

     Section 2. SPECIAL INDEMNIFICATION. Nothing contained in Section 1 of this ARTICLE XIII shall prevent the corporation, by action of its shareholders or by action of disinterested Directors, from indemnifying any person, including without limitation a Director, officer, an employee or an agent of this corporation, in any particular case, if in the judgment of the corporation such indemnification should be made.

                                   ARTICLE XIV

                                   AMENDMENTS

     Section 1. AMENDMENTS. The power to alter, amend or repeal these By-Laws, and to adopt new By-Laws shall be vested in the Shareholders or the Board of Directors of the corporation.

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